UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2006, Palm, Inc. (“Palm”) entered into a definitive agreement to license the source code for Palm Operating System (“OS”) Garnet from ACCESS Systems Americas (“ACCESS”) on a fully paid-up, irrevocable (other than for certain material breaches of Palm’s obligations) basis. The agreement includes the right for Palm to modify the Palm OS Garnet source code, to retain ownership of those modifications and to use Palm OS Garnet in whole or in part in any Palm product. In addition, ACCESS has expanded its license to Palm of ACCESS patents that existed as of December 2001, to cover all Palm products. Previously, this patent license had applied only to Palm products based on Palm OS. Palm will pay ACCESS a total of $44 million under the agreement subject to Palm’s acceptance of delivery of the Palm OS Garnet source code and other deliverables under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: December 11, 2006	/s/ Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary